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                                                                    Exhibit 10.1





                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            BAKER/MO SERVICES, INC.,

                         STEEN PRODUCTION SERVICE, INC.,

                                J. ORVILLE STEEN

                                       AND

                                 STEPHEN P. ROAN


















Dated September 1, 1999

                              TABLE OF CONTENTS

                                                                   PAGE

                                INTRODUCTION.........................1


                    ARTICLE I: PURCHASE AND SALE OF STOCK............1

      1.1.  Purchase and Sale........................................1

      1.2.  Consideration............................................1

            (a)  Purchase Price......................................1

            (b)  Debt Repayment......................................2

      1.3.  Adjustment...............................................2

      1.4.  Closing..................................................3


                 ARTICLE II: REPRESENTATIONS AND WARRANTIES..........3

      2.1.  Representations and Warranties by Sellers................3

            (a)  Title to Shares.....................................3

            (b)  Organization, Standing and Power....................3

            (c)  Binding Agreement...................................4

            (d)  Conflicts; Consents.................................4

            (e)  Capitalization; Equity Interests....................4

            (f)  Material Facts......................................4

            (g)  Extraordinary Distributions.........................5

            (h)  Absence of Changes..................................5

            (i)  Tax Matters.........................................5

            (j)  Assets, Property and Related Matters................5

            (k)  Patents, Trademarks and Similar Rights..............6

            (l)  Agreements, etc.....................................6

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            (m)  Litigation, etc.....................................6

            (n)  Compliance; Governmental Authorizations.............7

            (o)  Labor Relations; Employees..........................8

            (p)  Brokers.............................................9

            (q)  Financial Statements................................9

            (r)  No Undisclosed Liabilities.........................10

            (s)  No Debt............................................10

            (t)  Subsidiaries and Shareholders......................10

            (u)  Insurance..........................................10

            (v)  Year 2000..........................................10

      2.2.  Representations and Warranties by Buyer.................11

            (a)  Organization, Standing and Power...................11

            (b)  Authority; Binding Agreement.......................11

            (c)  Conflicts; Consents................................11

            (d)  Investment Representations.........................11


                     ARTICLE III: ADDITIONAL AGREEMENTS.............11

      3.1.  Expenses, Sales Taxes...................................11

      3.2.  Conduct of Business.....................................12

      3.3.  Further Assurances......................................12

      3.4.  Access and Information..................................12

      3.5.  Public Announcements....................................12

      3.6.  Confidentiality.........................................12

      3.7.  Employees...............................................12

      3.8.  Due Diligence...........................................13

      3.9.  Certain Actions to be Taken Prior to Closing............13

      3.10. Guarantees by Sellers...................................13

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      3.11.  Accounts Receivable....................................13

      3.12.  Books of the Company...................................13


                       ARTICLE IV: CLOSING CONDITIONS...............14

      4.1.   Conditions of Obligations of Buyer.....................14

             (a)  Representations and Warranties....................14

             (b)  Representations and Warranties Certificate........14

             (c)  Share Certificates and Corporate Records..........14

             (d)  Consents, Etc.....................................14

             (e)  Opinion of Counsel................................14

             (f)  Certificate.......................................14

             (g)  Organizational Documents..........................14

             (h)  Resignations and Termination......................14

             (i)  No Orders or Proceedings..........................15

             (j)  Unpaid Dividends..................................15

             (k)  Employment Agreement..............................15

             (l)  Payoff Letter and Lien Releases...................15

             (m)  Additional Conditions.............................15

             (n)  Termination of the Steen Plan.....................15

             (o)  Other Documents...................................15

      4.2.   Conditions to Obligations of Sellers...................15

             (a)  Representations and Warranties....................15

             (b)  Certificates......................................16

             (c)  Promissory Notes..................................16

             (d)  Opinion of Counsel................................16

             (e)  Secretary's Certificates..........................16

             (f)  No Orders or Proceedings..........................16

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             (g)  Receipt of Cash Purchase Price....................16

             (h)  Employment Agreement..............................16

             (i)  Debt Repayment....................................16

             (j)  Other Documents...................................16


                            ARTICLE V: INDEMNITY....................17

      5.1.   General................................................17

      5.2.   Notices................................................18

      5.3.   Insurance..............................................19


                  ARTICLE VI: RESTRICTIONS ON COMPETITION...........19

      6.1.   Restrictions on Competition............................19

      6.2.   Non-Solicitation of Customers and Suppliers............19

      6.3.   Non-Solicitation of Employees..........................19


                         ARTICLE VII: MISCELLANEOUS.................19

      7.1.   Entire Agreement.......................................19

      7.2.   Descriptive Headings; Certain Interpretations..........20

      7.3.   Notices................................................20

      7.4.   Counterparts...........................................21

      7.5.   Survival...............................................22

      7.6.   Benefits of Agreements.................................22

      7.7.   Amendments and Waivers.................................22

      7.8.   Governing Law..........................................22

      7.9.   Arbitration............................................22

      7.10.  Severability...........................................23

      7.11.  Time of Essence........................................23

      7.12.  Attorney's Fees........................................23

      7.13.  Consent to Jurisdiction................................23

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      7.14.  Service of Process.....................................23

      7.15.  Venue..................................................24


Exhibits
   A.  Form of Promissory Note
   B.  Form of Guaranty and Suretyship Agreement
   C.  Form of Employment Agreement for Stephen P. Roan
   D.  Form of Employment Agreement for J. Orville Steen

STOCK PURCHASE AGREEMENT, dated September 1, 1999, by and among STEEN PRODUCTION SERVICE, INC., a Louisiana corporation, (the "Company"), J. ORVILLE STEEN and STEPHEN P. ROAN (each a "Seller" and, collectively, the "Sellers"), and BAKER/MO SERVICES, INC., a Texas corporation ("Buyer") (the "Agreement").


                                 INTRODUCTION
                                 ------------


Sellers own all of the issued and outstanding shares of capital stock of the Company (the "Shares").

Subject to the terms and conditions of this Agreement, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the Shares.

In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, intending to be legally bound, the parties agree as follows:


                                   ARTICLE I
                           PURCHASE AND SALE OF STOCK
                           --------------------------

1.1. PURCHASE AND SALE. Subject to the terms and conditions set forth herein, on the Closing Date (as defined in Section 1.3), Sellers will sell and deliver to Buyer, and Buyer will purchase from Sellers, the Shares free of any Claims (as defined in Section 2.1(a) hereof) and together with all rights attaching thereto on the date of this Agreement.

1.2. CONSIDERATION. In consideration for the Shares, and subject to the terms and conditions herein, Buyer will pay Sellers the following net amount:

     (a) PURCHASE PRICE. On the Closing Date, (i) Buyer will pay to Sellers $6,570,637.80 by wire transfer in immediately available funds; and
          (ii) Buyer will deliver to Sellers Promissory Notes in favor of Sellers in an aggregate principal amount of $4,380,425.36 substantially in the form of Exhibit A, attached hereto (the "Promissory Notes"), which will provide that the Buyer shall pay Sellers an aggregate principal amount of $1,952,399 to Stephen P. Roan and $2,428,027 to J. Orville Steen payable in two equal annual installments (collectively, the "Cash Purchase Price"). Buyer shall cause its parent, Michael Baker Corporation, to guarantee the repayment of the Promissory Notes pursuant to a Guaranty Agreement substantially in the form of Exhibit B. Buyer and Sellers agree that $2,000,000 of the Cash Purchase Price will be in consideration of the Sellers making the non-competition provisions contained in Article VI hereof, and that the Sellers have the right to allocate such amount between the amounts paid under the Promissory Notes.

     (b) DEBT REPAYMENT. On the Closing Date, Buyer will pay by wire transfer in immediately available funds all indebtedness of the Company (the "Debt Repayment") (i) to Bank One, Louisiana, National Association ("Bank") pursuant to a certain Loan Agreement dated as of June 30, 1999 (the "Loan Agreement") between Bank and Company and any other promissory notes from the Company to the Bank (collectively, the "Bank Debt"), and (ii) to Doyle Landry (Doyle Landry and the Bank are, collectively, the "Lenders") pursuant to a certain Promissory Note dated as of March 1, 1996 (the "Landry Debt"; the Bank Debt and the Landry Debt are, collectively, the "Debt"). In exchange therefor, Sellers will cause Lenders to acknowledge the full satisfaction of the Debt, to cancel all promissory notes from Company to Lenders and to deliver to Buyer documentation to the satisfaction of Buyer and signed by the applicable Lender to release all liens and mortgages on or against any of the Company's assets.

The Cash  Purchase  Price and Debt  Repayment  are  collectively,  the "Purchase
Price."

1.3. ADJUSTMENT.

     (a) Within 30 days after the Closing Date, Sellers will prepare a balance sheet of the Company as of the Closing Date in accordance with generally accepted accounting principles (the "Closing Date Financial Statements"). Sellers will deliver the Closing Date Financial Statements to an auditor selected by Buyer and Buyer shall cause such auditors to audit the Closing Date Financial Statements within 30 days after receipt thereof (the "Audited Closing Date Financial Statements"). Sellers shall have 14 days to review the Audited Closing Date Financial Statements after receipt thereof, and shall notify Buyer within 14 days of their objections, if any, to the Audited
          Closing Date Financial Statements. In the event that any dispute arises between the parties with respect to the Audited Closing Date Financial Statements, the parties will attempt in good faith to resolve such issue; provided, however, that if such issue is not resolved within 14 days, such dispute will be settled by referring such matter to a third party independent auditor satisfactory to Buyer and Sellers to review the Audited Closing Date Financial Statements. Such third party auditor's audit will be final and accepted by the Buyer and the Sellers. When the Audited Closing Date Financial Statements are finally determined, then Buyer or Sellers, as the case may be, shall pay the Purchase Price Adjustment, as defined below.

          The "Purchase Price Adjustment" will be the difference between (i) $663,891, which is the estimated net book value of the Company as of the Closing Date (the "Estimated Net Book Value") and (ii) the net book value of the Company as set forth in the Audited Closing Date Financial Statements (the "Audited Net Book Value"). If the Audited Net Book Value is less than the Estimated Net Book Value, then Sellers will pay Buyer the difference, and if the Audited Net Book Value is greater than the Estimated Net Book Value, then Buyer will pay Sellers the difference. The payment of the Purchase Price Adjustment, will be made by wire transfer on the tenth business day following final determination of the Audited Closing Date Financial Statements.

     (b) On or before October 31, 2000, (i) the Sellers will pay to Buyer by wire transfer an amount equal to the accounts receivable of the Company as of the Closing Date (the "Closing Accounts Receivable") which remain uncollected as of the first anniversary of this Agreement together with interest in such amount accruing from the date of the first anniversary of the Closing Date to the date of payment of such amount at a rate equal to the prime rate in effect on the Closing Date as announced by Mellon Bank, N.A., (the "Prime Rate"), and (ii) Buyer shall assign such Closing Accounts Receivable uncollected as of the Closing Date to Sellers. Seller shall not be required to pay Buyer for any Closing Accounts Receivable which Buyer agreed to accept less than its face value in cash.

1.4. CLOSING. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at 9:00 a.m. (Pittsburgh time) on September 1, 1999 at the offices of Reed Smith Shaw & McClay, LLP or at such other place or on such other date mutually agreed upon by the parties (such date of the Closing being hereinafter called the "Closing Date"). The Closing shall be deemed effective as of 12:01 a.m. on September 1, 1999.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

2.1. REPRESENTATIONS AND WARRANTIES BY SELLERS. For the purposes of this Section 2.1, any representation or warranty made with respect to the Company that relates to any date on or before (or any period beginning on or before) December 31, 1998 shall be deemed to include Production Barges, Inc., a Louisiana corporation, which was merged into the Company effective as of December 31, 1998 ("Barges"). Sellers represent and warrant to Buyer as follows:

     (a) TITLE TO SHARES. Sellers are the sole registered and beneficial owners of the Shares, and have, and at the Closing will transfer to Buyer, good and marketable title to the Shares and will transfer the Shares free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other encumbrances (each a "Claim" and, collectively, "Claims"), and with no restriction on the voting rights, transfer rights and the other incidents of record and beneficial ownership pertaining to the Shares.

     (b) ORGANIZATION, STANDING AND POWER. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry out its business as now being conducted. The Company is not qualified to do business, and, except as set forth in Schedule 2.1(b), is not required to be qualified to do business, as a foreign corporation in any other jurisdiction, except where the failure to be so qualified does not result in a Material Adverse Effect. The Company has never adopted bylaws. Lack of bylaws does not and will not impair the validity of any action heretofore taken by the Company or its shareholders or taken in connection with the authorization, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

          As used in this Agreement, a "Material Adverse Effect" means an event, circumstance or condition which: (i) if quantifiable, would result in a cost, liability or other expense or diminution in value of more than $25,000 or (ii) if not quantifiable, would otherwise have a material adverse effect on the assets, business or financial condition the Company or ability to perform under this Agreement.

     (c) BINDING AGREEMENT. This Agreement has been duly executed and delivered by Sellers and Company pursuant to all necessary authorization and is the valid and binding obligation of Sellers and Company, enforceable against Sellers and Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) CONFLICTS; CONSENTS. Except as set forth on Schedule 2.1(d), neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by Sellers and the Company with any of the provisions hereof will (i) conflict with or result in a breach of the charter, resolutions or other constitutive documents of the Company, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any material agreement binding upon Sellers or the Company, except for such conflict or default as to which requisite waivers or consents shall be obtained before the Closing, or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to Sellers or the Company or Sellers' or the Company's properties or assets. Except as set forth on Schedule 2.1(d), no consent or approval by, or any notification of or filing with, any public body or authority is required to be obtained or made at or prior to the Closing by Sellers or the Company, in connection with the execution, delivery and performance by Sellers or the Company of this Agreement or the consummation of the transactions contemplated hereby.

     (e) CAPITALIZATION; EQUITY INTERESTS. Except for the Shares, there are no other shares of capital or other equity securities of the Company issued or outstanding. All of the Shares are validly issued and outstanding, fully paid and nonassessable. Neither Sellers nor any other person is entitled to any preemptive or similar rights with respect to the Shares. There are no rights to acquire or options, warrants, call agreements, convertible securities or other commitments to issue, exchange or acquire, directly or indirectly, any unissued or treasury shares of capital stock or other securities or share capital of the Company, and no other securities or share capital of the Company are reserved for issuance for any purpose. There are no agreements relating to the Shares to which Sellers or the Company is a party or by which any of them is bound.

     (f) MATERIAL FACTS. There is no fact known to Sellers or the Company relating to the Company (other than general economic or industry conditions) that is likely to have a Material Adverse Effect on the business, prospects, financial condition or results of operations of the Company. No representations or warranties made by Sellers and/or the Company hereunder omit to state a material fact necessary to make the statements contained herein in light of the circumstances in which they were made, not misleading.

     (g) EXTRAORDINARY DISTRIBUTIONS. Except as set forth in Schedule 2.1(g), since the date of the Year-End Financial Statements (referred to in
          Section 2.1(q)) there have been no extraordinary distributions of cash or benefits, in the form of compensation, bonuses or otherwise, to any officer, director, employee, agent, subsidiary, affiliate or stockholder of the Company or any family member thereof.

     (h) ABSENCE OF CHANGES. Since the date of the Year-End Financial Statements and except as set forth in Schedules 2.1(g) and 2.1(h), there has been no change, or event having, or which may reasonably be expected to have, a Material Adverse Effect on the prospects, consolidated business operations, financial condition or assets of the Company.

     (i) TAX MATTERS. (i) All federal, state, local and foreign tax returns and tax reports required to be filed on or prior to the Closing Date by or with respect to the Company have been filed, or an extension has been filed with respect thereto, on a timely basis (including any extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; (ii) all such returns and reports are true, correct and complete in all material respects; and (iii) all income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings payable in respect of such taxes) (collectively, "Taxes") due from and payable by or with respect to the Company prior to the Closing Date have been fully paid on a timely basis or properly protested. The books and records maintained by the Company properly reflect, and the Year-End Financial Statements and the Interim Financial Statements (referred to in Section 2.1(q)) reflect as of the date thereof and subject to normal year-end adjustments consistent with past practice, accrued liabilities for all taxes which are not yet due and payable. The Company is not and has never been a member of a consolidated group for tax purposes.

     (j) ASSETS, PROPERTY AND RELATED MATTERS. The Company has good title to, or a valid leasehold interest in, as applicable, all of the assets reflected on the Interim Balance Sheet (referred to in Section 2.1(q)) free and clear of all material liens, claims or encumbrances, except as set forth on Schedule 2.1(j)-1. The Company does not own any real property. Schedule 2.1(j)-2 sets forth a list of all real property leased by the Company. With respect to property leased by the Company in connection with its business as indicated on Schedule 2.1(j)- 2,
          (i) the Company is the owner and holder of all the leasehold interests and estates purported to be granted by such leases and has not received any notice from any landlord under any such lease that it is in default or breach thereof and (ii) all such leases are in full force and effect and constitute valid and binding obligations of the Company, and of the other parties thereto, enforceable in accordance with their terms. The use, occupancy and leasing by the Company of any buildings, structures or other improvements located at any real property leased by the Company does not violate any zoning ordinances or any other codes or regulations. All of the buildings, structures, improvements and assets reflected on the Interim Balance Sheet are in good operating condition and repair (except for ordinary wear and tear and routine maintenance requirements) and are adequate for the uses to which they are being put. No such real property is subject to any pending or threatened condemnation proceeding by any public or quasi-public agency or other authority.

     (k) PATENTS, TRADEMARKS AND SIMILAR RIGHTS. Schedule 2.1(k) contains a complete and accurate list and summary description of all Intellectual Property (as defined below) owned, used or licensed by the Company. All such Intellectual Property owned by the Company are free and clear of all Claims and restrictions. No Intellectual Property owned, used or licensed by the Company infringes any rights owned or held by any other person or entity, other than infringements which would not have a Material Adverse Effect. No person is infringing the rights of the Company in any Intellectual Property. No product or service sold by the Company violates or infringes any intellectual property right owned or held by any other person or entity, other than infringements which would not have a Material Adverse Effect.

          An "Intellectual Property" means any trademark, service mark, service name, trade name, design right, patent or copyright, in each case whether registered or unregistered, and any trade secret, invention, process, formula, technology, know-how, design, utility model, computer software (including documentation and object and source code listings), drawing, proprietary data, research and development data and other intangible property, or any other similar type of proprietary intellectual property right (including any registrations or applications for registration of any of the foregoing and whether or not capable of protection by patent or by registration).

     (l) AGREEMENTS, ETC. Schedule 2.1(l) contains a true and complete list of all contracts, agreements and other instruments to which the Company is a party or which is binding on the Company relating to: (i) commitments to pay in excess of $5,000 in any one calendar year, (ii) any restriction on the ability of the Company to engage in any business or to do business in any geographic area, (iii) any joint venture or partnership agreement or similar arrangement, (iv) any arrangement with any officer, director, employee or agent of the Company or any affiliate thereof or a member of any such person's immediate family, (v) any contract or arrangement pursuant to which the Company expects to receive in excess of $5,000 in any one calendar year, (vi) any license referred to in Section 2.1(k), (vii) any lease referred to in Section 2.1(j), (viii) any guaranty or similar undertaking with respect to payment or performance by a third party,
          (ix) any power of attorney, or (x) any business to be transacted outside the United States or with any non-United States party in excess of $5,000 in any one calendar year. The Company is not in default under any such contract, agreement or instrument to which it is a party where such default would, individually or in the aggregate with defaults under other agreements or instruments, have a Material Adverse Effect and all such contracts, agreements and instruments are in full force and effect.

     (m) LITIGATION, ETC. Except as listed on Schedule 2.1(m), there are no lawsuits, actions, claims, investigations or legal or administrative or arbitration proceedings in respect of the Company pending or threatened, whether at law or in equity, or before or by any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, (i) individually or in the aggregate which, if adversely determined, could have a Material Adverse Effect or (ii) which questions the validity of this Agreement or any action taken or to be taken by Sellers or the Company in connection herewith.

     (n) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. At all times up to and including the Closing Date,

          (i) the Company has complied with and is in compliance with all federal, state, local and foreign laws, ordinances, regulations, interpretations and orders, applicable to the Company, as the case may be, the failure to comply with which would have a Material Adverse Effect. The Company has all federal, state, local and foreign governmental licenses and permits necessary to conduct its business as presently being conducted, except where the failure to obtain such licenses or permits would not have a Material Adverse Effect, and all such licenses and permits are in full force and effect.

          (ii) The   Company   has  held  and  holds  all   permits,   licenses,
               certificates and authorizations ("Environmental Permits") required under all applicable laws, ordinances, regulations, rules, requirements, orders and judgments and relating to use, treatment, storage, handling or disposal of materials or the discharge of chemicals, gases or other substances or materials into the environment (the "Environmental Laws"), and all such Environmental Permits are in full force and effect. The Company has not violated nor is in violation of any requirements of any Environmental Laws in connection with the conduct of its business or in connection with the use, maintenance or operation of any real property now or previously owned, used, leased or operated by it or any appurtenances thereto or improvements thereon, other than violations which would not have a Material Adverse Effect. There are no present or past conditions relating to the Company or relating to any real property now or previously owned, used or operated by it or improvements thereon or real property previously owned, used or operated by the Company or any of its present or past affiliates that could lead to any liability of the Company for violation of the Environmental Laws, other than liabilities which would not have a Material Adverse Effect. The Company has not received notice from any authority charged with the enforcement of Environmental Laws of a violation of any requirements of any Environmental Laws, no proceeding is pending to revoke or limit any Environmental Permit held by the Company and there is no basis for any such proceeding.

         (iii) There has been no release of any hazardous or toxic materials, pollutants or contaminants in, on or affecting any properties now or previously owned, leased or operated by the Company. No underground storage tanks are located at any property now or previously owned or leased by the Company. All above-ground storage tanks located on any property now or previously owned, leased or operated by the Company have been used and maintained in compliance with all applicable legal requirements, and no leakage or spillage has occurred with respect to any such storage tank which would have a Material Adverse Effect.

          (iv) The Company has not received any notice that any property now or previously owned, operated or leased by the Company is listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or the Comprehensive

               Environmental Response, Compensation and Liability Information System List ("CERCLIS") or on any similar state or foreign list of sites requiring investigation or cleanup; and no lien has been filed against either the personal or real property of the Company under any Environmental Law, regulation promulgated thereunder or order issued with respect thereto.

     (o)  LABOR  RELATIONS;  EMPLOYEES.

          (i) The Company has delivered to Buyer true and complete copies of each contract or other agreement between the Company and any labor union, trade union or other association representing any employees of the Company and any such contract or agreement to which the Company is subject. (A) There is no labor dispute or work stoppage pending or threatened against the Company, (B) there is no unfair labor practice charge or complaint or other action against the Company pending or threatened before the National Labor Relations Board or any other U.S. or similar foreign governmental authority or agency, (C) during the past three years, there has been no labor strike or work stoppage actually pending or threatened against or affecting the Company,
               (D) no question concerning representation is pending or threatened respecting employees of the Company, and (E) no written grievance is pending. The Company has complied with all material legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

          (ii) Company has delivered to Buyer: (A) true and complete copies of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, vacation policies, holiday pay policies, severance pay policies, sick or personal pay policies, incentive bonus programs, company car policies and service award policies, or other similar plans or arrangements and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income
               Security Act of 1974, as amended ("ERISA"), under which the Company has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a "Plan"); (B) any correspondence from or to the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), or any other governmental entity during the last three (3) years relating to such Plan(s); and (C) a list of all such Plan(s) and arrangements as set forth on the attached Schedule 2.1(o)(ii)(C).

         (iii) Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and related trust is qualified, both as to form and operation, under Sections 401(a) and 501(a) of the Code and has been determined to be qualified as to form by the IRS, and, no amendment to, or failure to amend, any such Plan adversely affects its tax qualified status, and with respect to each such Plan: (A) no transaction prohibited by ERISA section 406 has occurred; (B) the Company has no liability to the IRS with respect to any such Plan, including any excise tax liability imposed by Chapter 43 of the Code; (C) the Company has no liability to pay any civil penalty under ERISA sections 502 or 4071; and (D) the Company has timely filed all required reports (including, but not limited to, Form 5500 Annual Reports), and all notices and disclosures have been timely provided to affected Plan participants, as required by ERISA and the Code.

          (iv) Each such Plan which is an "employee welfare benefit plan" within the meaning of ERISA section 3(1) has been operated in accordance with ERISA, the Code, and all other applicable laws, including, but not limited to, the requirements of ERISA section 601 and Code section 4980B.

          (v) The Company (A) does not maintain, and has not previously maintained, a "multi-employer plan" or a "multiple employer welfare arrangement" as those terms are defined in ERISA sections 3(37) and 3(40), or a "voluntary employees' beneficiary association" as that term is defined in Code section 501(c)(9);
               (B) does not have any contract, plan or commitment to create any additional Plans or to materially modify any existing Plan; (C) except to the extent required by ERISA section 601 and Code section 4980B, has not agreed to provide health or welfare benefits to any retired or former employees and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or termination of employment; (D) has not agreed to make any payment that is owed or may become due to any individual that will be non-deductible to the Company or Subsidiary, or is subject to tax under Code sections 280G or 4999, or "gross up" or otherwise compensate any such individual because of the imposition of any excise tax on a payment to such individual; or (E) does not have any unfunded or accrued liabilities under any Plan.

          (vi) There are no lawsuits, actions, claims, investigations or legal or administrative or arbitration proceedings (other than routine claims for benefits) pending or threatened, with respect to any Plan or the assets of any Plan. With respect to each Plan, all contributions (including employee salary reduction contributions) and all material insurance premiums that have become due have been paid, and any such expense accrued but not yet due has been properly reflected in the Year-End Financial Statements or the Interim Financial Statements. Except as reflected in the Year-End Financial Statements and the Interim Financial Statements, there is no liability relating to any Plan that would have a Material Adverse Effect.

     (p) BROKERS. No agent, broker, investment banker or other Person acting on behalf of the Sellers or the Company or under the authority of the Sellers or the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

     (q) FINANCIAL STATEMENTS. The Company has delivered to Buyer: (a) reviewed balance sheets of the Company as at December 31, 1998 (including notes thereto, collectively the "Year-End Balance Sheet"), and the related reviewed statements of income, changes in stockholders' equity or shareholders' shareholdings, as the case may be, and cash flow for the fiscal year then ended (collectively, the "Year-End Financial Statements"), and (b) unaudited balance sheets of the Company as at July 31, 1999 (collectively, the "Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity or shareholders' shareholdings, as the case may be, and cash flow for the seven months then ended, including in each case any notes thereto (collectively, the "Interim Financial Statements"). Such financial statements and notes fairly and accurately present a true and fair view of the assets, liabilities and the state of business affairs of the Company and the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with applicable generally accepted accounting principles (except, in the case of the Interim Financial Statements, for the omission of certain footnotes and other presentation items required by generally accepted accounting principles with respect to annual financial statements and subject to other normal year-end adjustments).

     (r) NO UNDISCLOSED LIABILITIES. The Company does not have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except (i) liabilities or obligations reflected or reserved against in the Year-End Balance Sheet or the Interim Balance Sheet, or (ii) current liabilities incurred in the ordinary course of business since the respective dates thereof.

     (s) NO DEBT. Upon Closing, after giving effect to Section 1.2(b), the Company will have no indebtedness other than (i) ordinary course trade payables, wages, salaries and employee expense reimbursements accrued in the ordinary course of business consistent with past practices and
          (ii) the obligations of the Company to J. Orville Steen under that certain Amended and Restated Promissory Note dated as of the date hereof for a principal amount of $472,906 (the "Steen Note"). Except as indicated on Schedule 2.1(s), all liens and mortgages on the Company's assets shall be released as of the Closing Date.

     (t) SUBSIDIARIES AND SHAREHOLDERS. The Company has no subsidiaries or equity investments, whether such equity investments are marketable or nonmarketable. The Company has no shareholders other than those listed on Schedule 2.1(a) attached hereto.

     (u) INSURANCE. Schedule 2.1(u) lists all insurance contracts to which the Company is a party or a third party beneficiary. The insurance contracts listed in Schedule 2.1(u) are in full force and valid and have not been terminated and all premiums owed thereunder have been paid by the Company when due. No notice of cancellation or termination has been received by the Company with respect to any insurance contract listed in Schedule 2.1(u).

     (v) YEAR 2000. The Company has conducted a comprehensive internal review and assessment and determined that its computer systems and applications are year 2000 compliant and as such will calculate and perform prior to, during and after the year 2000. For purposes of this Agreement, year 2000 compliant is defined as accurately processing date-related data from, into and between the year 1999 and the year 2000, including leap year calculations, and specifically including any error relating to, or the product of, date data or date information that represents or references different centuries or more than one century. Based on the foregoing review, assessment and inquiry, Sellers reasonably believe that any problem related to year 2000 compliance will not result in a Material Adverse Effect.

2.2. REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents and warrants to Sellers as follows:

     (a) ORGANIZATION, STANDING AND POWER. Buyer (i) is a corporation duly organized and validly existing and is in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in all material respects as now being conducted.

     (b) AUTHORITY; BINDING AGREEMENT. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer pursuant to all necessary corporate authorization and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) CONFLICTS; CONSENTS. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in a breach of the charter or other constitutive documents of Buyer, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any material agreement binding upon Buyer, except for such conflict, breach or default as to which requisite waivers or consents shall be obtained before the Closing, or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to Buyer or its respective properties or assets. No consent or approval by, or any notification of or filing with, any public body or authority is required to be obtained at or prior to the Closing by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation of the transactions contemplated hereby.

     (d) INVESTMENT REPRESENTATIONS. Buyer is acquiring the Shares for its own account for investment and not with a view to or for sale in connection with the distribution thereof in violation of applicable securities laws. Sellers may place a legend on the certificates representing the Shares to this effect.


                                   ARTICLE III
                              ADDITIONAL AGREEMENTS
                              ---------------------

3.1. EXPENSES, SALES TAXES. Sellers and Buyer shall each bear its own costs and expenses incurred in connection with the transactions contemplated hereby, including any fees or commissions of any broker engaged by such party, and the cost of all income, single business, sales, transfer, use, gross receipts, registration, stamp and similar taxes arising out of or in connection with the transactions contemplated by this Agreement. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement unless such expenses are properly recorded on the Interim Balance Sheet.

3.2. CONDUCT OF BUSINESS. From the date hereof until the Closing Date, except as otherwise consented to by Buyer in writing, Sellers shall cause the Company to, and the Company shall, operate only in the ordinary course of business.

3.3. FURTHER ASSURANCES. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV hereof are satisfied, insofar as such matters are within the control of any of them. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement shall take or cause to be taken all such necessary action, including the execution and delivery of such further instruments and documents, as may be reasonably requested by any other party for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

3.4. ACCESS AND INFORMATION. The Company shall permit Buyer and its representatives and agents to have access to the Company and its officers, counsel, auditors, books and records, and the opportunity to investigate the Company's title to property and the condition and nature of its assets, business and liabilities, in each case upon reasonable notice and during normal business hours. All information furnished by Sellers or the Company pursuant to this Section 3.4 or otherwise, shall be subject to the terms of
     Section 3.6. In the event the transactions contemplated hereunder are not consummated, Buyer will return all such written information promptly to Sellers or the Company, as applicable.

3.5. PUBLIC ANNOUNCEMENTS. The parties shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such release or make any such public statement prior to such consultation.

3.6. CONFIDENTIALITY. All Confidential Information (as defined in the Non-Disclosure Agreement by and among Sellers and Michael Baker Corporation dated as of ____________ (the "Non-Disclosure Agreement")) exchanged shall be subject to and protected by the Non-Disclosure Agreement.

3.7. EMPLOYEES. Buyer will be responsible for severance and any other costs associated with the termination of any Company employees terminated by Buyer after the Closing. Sellers shall be responsible for severance and any other costs associated with the terminations of any Company employees terminated prior to or at the Closing. Before the Closing, Sellers agree to take all necessary corporate action to terminate the Company 401(k) Plan (the "Steen Plan") effective as of the Closing Date and take all necessary corporate action to vest all Company employees participating in the Steen Plan as of the Closing Date. Thereafter, Buyer shall take or cause to be taken any and all steps necessary and proper to complete the administration of the termination of the Steen Plan, including filing the same with the Internal Revenue Service to obtain a favorable determination that the termination does not adversely effect the prior qualified status of the Plan.

3.8. DUE DILIGENCE. Buyer is, with the assistance of its attorneys and accountants, conducting an independent review of the Company, and the business, operations, assets, liabilities and financial condition of the Company, based, in part, on the information provided to Buyer, its attorneys and accountants by Sellers and the Company. Notwithstanding such review, Sellers agree that Buyer shall not be prevented from claiming or recovering against Sellers for Sellers' breach of a representation, warranty or covenant contained herein as provided herein or under applicable law.

3.9. CERTAIN ACTIONS TO BE TAKEN PRIOR TO CLOSING. Sellers shall cause the Company to take the following actions to the satisfaction of Buyer on or before the Closing Date: (a) to cancel or otherwise cause the Company to be released from the leases for automobiles identified on Schedule 3.9, (b) to cause J. Orville Steen to release any and all liens on or against the Company's assets, including the Barge EBX-4; and (c) cancel any accounts or return to Company any assets held in the Company name but used by Sellers' wives or family members or to which Sellers' wives or family members have access, including any cellular phones, credit cards or other accounts.

3.10.GUARANTEES BY SELLERS. Sellers have from time to time guaranteed the repayment of certain of the Company's obligations under certain trade accounts and under the Loan Agreement. Before the Closing Date, Sellers shall use their reasonable best efforts to identify each Company obligation that they individually or collectively have agreed to guarantee. Buyer and Sellers will cooperate to remove Sellers as guarantors of such Company obligations as of the Closing Date or as soon as is reasonably practicable thereafter.

3.11.ACCOUNTS RECEIVABLE. Buyer will use reasonable best efforts to diligently collect the Closing Accounts Receivable for their face value in cash. All payments from a customer will be credited first to the account balance which has been outstanding for the longest period of time, unless the customer has a bona fide dispute with the Company involving a specific invoice.

3.12.BOOKS OF THE COMPANY. Buyer shall keep all of the books of accounts and records of the Company existing as of the Closing Date for a period of five years from the Closing Date. Buyer will permit the Sellers or Seller's agents, at Sellers' expense, to examine such books at such reasonable times and to request copies of such books as may be reasonably requested by Sellers or Seller's agents.

                                   ARTICLE IV
                               CLOSING CONDITIONS
                               ------------------

4.1. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to perform this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, unless waived by Buyer:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and Sellers shall have performed and complied with all covenants and agreements required to be performed or complied with by them on or prior to the Closing Date.

     (b) REPRESENTATIONS AND WARRANTIES CERTIFICATE. Buyer shall have received a certificate of Sellers and an authorized officer of the Company, confirming the matters set forth in Section 4.1(a), in form and substance reasonably satisfactory to Buyer.

     (c)  SHARE CERTIFICATES AND CORPORATE  RECORDS.  Buyer shall have received:
          (i) the share certificates representing the Shares; (ii) the corporate seal of the Company; (iii) the minute books, share register and share transfer records of the Company; and (iv) evidence satisfactory to Buyer of the release or satisfaction of any liens or encumbrances with respect to the Shares.

     (d) CONSENTS, ETC. Buyer shall have received copies of all duly executed and delivered waivers, consents, terminations and approvals contemplated by Section 2.1(d) and Schedule 2.1(d), all in form and substance reasonably satisfactory to Buyer.

     (e) OPINION OF COUNSEL. Buyer shall have received the opinion, dated the Closing Date, of Chris Verret, counsel to Sellers and the Company.

     (f) CERTIFICATE. Buyer shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, setting forth the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement by the Company and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     (g) ORGANIZATIONAL DOCUMENTS. Buyer shall have received (i) a copy, certified by the Secretary of the State of Louisiana, of the Articles of Incorporation of the Company, and (ii) good standing certificates of the Company in the State of Louisiana.

     (h) RESIGNATIONS AND TERMINATION. Buyer shall have received executed resignations or terminations from all Directors of the Company and any corporate officers, as requested by Buyer.

     (i) NO ORDERS OR PROCEEDINGS. There shall be in effect no order, decree or injunction of a court of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement, and no proceeding with respect thereto shall be pending or threatened.

     (j) UNPAID DIVIDENDS. Sellers shall have delivered to Buyer a waiver and release, in form and substance satisfactory to Buyer, of all unpaid dividends with respect to the Shares.

     (k) EMPLOYMENT AGREEMENT. Buyer shall have received an executed Employment Agreement from Stephen P. Roan in substantially the form of Exhibit C, attached hereto, and an executed Employment Agreement from J. Orville Steen in substantially the form of Exhibit D, attached hereto.

     (l) PAYOFF LETTER AND LIEN RELEASES. Lender and Doyle Landry shall have delivered to Buyer pay-off letters acknowledging the repayment in full of the Bank Debt and the Doyle Landry Note and waiving and releasing any further rights or claims each may have against the Company's assets. Sellers shall, and Sellers shall cause Lenders to acknowledge the full satisfaction of the Debt, to cancel all promissory notes from Company to Lenders and to deliver to Buyer documentation to the satisfaction of Buyer and signed by the applicable Lender to release all liens and mortgages on or against any of the Company's assets. Except as set forth in Section 2.1(s) or disclosed in Schedule 2.1(s), all liens and mortgages on the Company's properties, including but not limited to any liens or mortgages held by the Lenders, shall have been released by the secured parties and appropriate releases and satisfaction pieces, in form and substance satisfactory to Buyer, shall have been properly filed or recorded in all appropriate filing offices or delivered to Buyer.

     (m) ADDITIONAL CONDITIONS. Buyer shall have received evidence to its sole satisfaction that the requirements set forth in Section 3.9 have been met.

     (n) TERMINATION OF THE STEEN PLAN. Seller shall have provided evidence satisfactory to Buyer that all shareholder and board action required to be taken in Section 3.7 has been taken.

     (o) OTHER DOCUMENTS. Buyer shall have received such other certificates, documents or other information in connection with the transactions contemplated hereby as Buyer may reasonably request.

4.2. CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to perform this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, unless waived by Sellers:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and Buyer shall have performed and complied with all covenants and agreements required to be performed or complied with by it on or prior to the Closing Date.

     (b) CERTIFICATES. Sellers shall have received a certificate of an authorized officer of Buyer confirming the matters set forth in
          Section 4.2(a), in form and substance reasonably satisfactory to Sellers.

     (c)  PROMISSORY  NOTES.  Sellers  shall have received  executed  Promissory
          Notes from Buyer in substantially the Form of Exhibit A, attached hereto and an executed Guaranty and Suretyship Agreement from Michael Baker Corporation in substantially the Form of Exhibit B, attached hereto.

     (d) OPINION OF COUNSEL. Sellers shall have received the opinion, dated the Closing Date, of Reed Smith Shaw & McClay LLP, counsel to Buyer.

     (e) SECRETARY'S CERTIFICATES. Sellers shall have received a certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, setting forth the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     (f) NO ORDERS OR PROCEEDINGS. There shall be in effect no order, decree or injunction of a court of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement, and no proceeding with respect thereto shall be pending or, to the knowledge of Buyer, threatened.

     (g) RECEIPT OF CASH PURCHASE PRICE. Sellers' and Escrow Agent's receipt of the Cash Purchase Price as set forth in Section 1.2(a).

     (h) EMPLOYMENT AGREEMENT. Stephen P. Roan shall have received an executed Employment Agreement from Buyer in substantially the form of Exhibit C, attached hereto, and J. Orville Steen shall have received an executed Employment Agreement from Buyer in substantially the form of Exhibit D, attached hereto.

     (i)  DEBT  REPAYMENT.   Sellers  shall  have  received  evidence  to  their
          reasonable  satisfaction  that the Debt has been  paid by Buyer  under
          Section 1.2(b).

     (j) OTHER DOCUMENTS. Sellers shall have received such other certificates, documents or other information in connection with the transactions contemplated hereby as Sellers may reasonably request.

                                    ARTICLE V
                                    INDEMNITY
                                    ---------

5.1. GENERAL.

     (a) Sellers shall jointly and severally release, indemnify and hold harmless Buyer and Buyer's parents, subsidiaries and its affiliates and its former, present and future directors, officers, employees, shareholders and other agents and representatives and the Company from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including reasonable attorney's fees and disbursements) (collectively, "Damages") incurred or suffered by any such person or entity arising from or by reason of (i) any misrepresentation or breach of any representation or warranty of Sellers contained in this Agreement, (ii) any breach of any covenant of Sellers contained in this Agreement, (iii) any event, act or occurrence relating to the Company prior to the Closing, (iv) any claim or liability arising out of or relating to Company's merger with Barges, (v) any environmental remediation required in connection with any property now or previously owned, used, leased or operated by the Company or Barges to the extent not attributable to operations by Buyer at such property, (vi) any self-insurance medical costs of Company incurred on or before the Closing Date, (vii) any liability for Taxes payable by, assessed against or relating to (x) the Company for periods prior and including the Closing Date, (y) Barges, and (z) Sellers, (viii) any event, act or occurrence or any claim or liability arising out of or relating to the sponsorship, funding, maintenance, operation, administration of the Steen Plan prior to the Closing Date, or (ix) any Damages to the Company or Buyer resulting from the failure of Sellers to have all requisite authorizations, licenses or approvals to use in connection with the software installed on the Company's computer hardware or otherwise used by the Company up to and including the Closing Date.

     (b) Buyer shall release, indemnify and hold harmless Sellers from and against any and all Damages incurred or suffered by Sellers arising from or by reason of (i) any misrepresentation or breach of any representation or warranty of Buyer contained in this Agreement, (ii) any breach of any covenant of Buyer contained in this Agreement, (iii) any claim arising out of the operations of the Company as conducted by Buyer after the Closing Date unless such claim arises out of a breach by Sellers of this Agreement or the transactions contemplated hereby or (iv) any actions taken by Company after Closing with respect to the Buyer's obligations under Section 3.7, PROVIDED, HOWEVER, that this shall not limit in any respect the Damages for which Buyer shall be indemnified under Section 5.1(a)(viii).

     (c) If a claim by a third party is made against an Indemnified Party (as defined in Section 5.2), an Indemnifying Party (as defined in Section 5.2) under this Section 5.1 shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. The party undertaking the defense in connection with such a claim, shall not make any settlement of any claim or litigation under this Section 5.1 without the written consent of the other party, which consent shall not be unreasonably withheld.

     (d) Notwithstanding any other provision herein to the contrary, Buyer will be entitled, to the fullest extent permitted by law, to set-off the amount of any indemnity obligations of Sellers under this Section 5.1 or Section 1.3, as well as any other amount of any other obligations or liabilities of Sellers to Buyer, against the Promissory Notes up to an aggregate amount of $2,000,000. If at any time that a payment is otherwise due from Buyer to Sellers under the Promissory Notes, Buyer in good faith believes it has a claim or a potential claim for indemnification, the Buyer will be entitled to withhold such payment (or such lesser portion as Buyer deems appropriate) pending resolution of such claim. If an indemnity obligation actually arises as a result of such claim, then Buyer will be entitled to apply the amount of any withheld payment to the satisfaction of such indemnity obligation. The remaining balance, if any, will be paid to Sellers with interest at the Prime Rate plus 1.0% from the date the withheld payment was originally due.


     (e) From time to time, either party (a "providing party") may give notice (a "Notice") to the other party (the "receiving party") specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have hereunder; either party may make more than one claim with respect to any underlying state of facts. If the receiving party gives Notice to the providing party disputing any Claim (a "Counter Notice") within 30 days following receipt of the Notice regarding such Claim, such Claim shall be resolved as provided in
          Section 7.9. If no Counter Notice is received within such 30-day period, then the dollar amount of damages claimed by the providing party as set forth in its Notice shall be deemed established and, at the end of such 30-day period, the receiving party shall pay to the providing party the dollar amount claimed in the Notice.

     (f) No Indemnified Party will seek indemnification under Section 5.1(a)(i) or Section 5.1(b)(i), as the case may be, until the date on which all unreimbursed claims by parties entitled to indemnification under
          Section 5.1(a)(i) or (b)(i), as the case may be, exceed $25,000 in the aggregate, in which case the Indemnified Party shall be entitled to indemnity for the full amount of its claims, including the first $25,000. Notwithstanding the foregoing sentence, Buyer may immediately seek reimbursement for claims arising out of misrepresentation or breach of Section 2.1(s) without regard to the $25,000 basket. The aggregate liability of either Buyer or Sellers under this Article V shall not exceed the aggregate of the consideration paid pursuant to
          Article I hereof.

5.2. NOTICES. In case any claim or litigation which might give rise to any obligation of a party under this Article V (each an "Indemnifying Party") shall come to the attention of the party seeking indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice.

5.3. INSURANCE. The amount of any claim by an Indemnified Party for indemnification pursuant to this Article V shall be computed net of insurance proceeds (less any deductibles, adjustments or costs or any proceeds from Buyer's or Buyer's affiliates self-insurance program) received by such Indemnified Party on account of such claim.


                                  ARTICLE VI
                          RESTRICTIONS ON COMPETITION
                          ---------------------------

6.1. RESTRICTIONS ON COMPETITION. Sellers covenant and agree that for a period of two (2) years commencing on the Closing Date, Sellers shall not, anywhere in the United States, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean: any person, corporation or other entity engaged in the business of providing or attempting to provide operation or maintenance services to oil or gas production facilities or any other business in which the Company is engaged as of the second anniversary of the Closing Date. A "Competing Business" shall not include a publicly-held entity with respect to which a Seller's only connection is the ownership of less than 5% of its outstanding publicly held equity interests.


6.2. NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. Sellers agree that Sellers shall not, on behalf of any Competing Business, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or
     prospective   customers  or  suppliers,   of  Buyer,  its  subsidiaries  or
     affiliates.

6.3. NON-SOLICITATION OF EMPLOYEES. Sellers agree that for a period of two (2) years commencing on the Closing Date, Sellers shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of Buyer, its subsidiaries or affiliates to leave Buyer, its subsidiaries or affiliates for any reason whatsoever, or hire any employee of Buyer, its subsidiaries or affiliates.

                                 ARTICLE VII
                                MISCELLANEOUS
                                -------------

7.1. ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

7.2. DESCRIPTIVE HEADINGS; CERTAIN INTERPRETATIONS.

     (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular;
          (ii) "or" and "either" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes schedules and exhibits thereto and permitted supplements and amendments thereof; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a Person includes its permitted successors and assigns; (vi) "Person" means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body or authority; and (ix) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement. Disclosure of a specific item in any one Schedule will be deemed to be a disclosure of the same item in each other Schedule to which such item may relate.

     7.3. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to Buyer, to:

                  16340 Park Ten Place, Suite 320
                  Houston, Texas  77084
                  Telecopy:  281-579-4545
                  Attention:  Donald P. Fusilli, Jr.

          with a copy to:

                  Baker Energy, Inc.
                  Airport Office Park
                  Building #3
                  420 Rouser Road
                  Coraopolis, PA  15108
                  Telecopy:  412-269-2534
                  Attention:  H. James McKnight, Esq.

                  Reed Smith Shaw & McClay LLP
                  435 Sixth Avenue
                  Pittsburgh, PA  15219
                  Telecopy:  412-288-3218
                  Attention:  David L. DeNinno

          If to Sellers to:

                  J. Orville Steen
                  1305 E. Bayou Pkwy.
                  Lafayette, La.  70508

                  Stephen P. Roan
                  500 Fortune Rd.
                  Youngsville, La.  70592

          and with a copy to:

                  Chris A. Verret
                  1116-G Coolidge Boulevard
                  Lafayette, La.  70503



or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Each such notice, request or communication shall be effective when delivered.

7.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.5. SURVIVAL. All covenants and obligations of the parties in this Agreement shall survive the Closing. The representations and warranties made by the Sellers or the Company pursuant to Section 2.1(i) hereof shall survive for a period equal to the applicable statute of limitations with respect to any taxes referred to therein, and the representations made by the Sellers pursuant to Sections 2.1(a), 2.1(j) and 2.1(k) hereof shall survive indefinitely without expiration. The representations and warranties made by Company and Sellers pursuant to Sections 2.1(n) and 2.1(o) shall survive for a period of five years following the Closing Date. All other representations and warranties contained in this Agreement shall survive for a period of two years following the Closing Date.

7.6. BENEFITS OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

7.7. AMENDMENTS AND WAIVERS. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

7.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles.

7.9. ARBITRATION. Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement shall be finally settled by binding arbitration. However, notwithstanding anything herein to the contrary, a party may bring an action for injunctive or equitable relief at any time in a court of competent jurisdiction. In addition, nothing contained in this
     Section 7.9 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. No party, however, shall demand a jury trial. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of the arbitration, except as they may be modified in this Section 7.9 or by mutual agreement of Sellers and Buyer. Exclusive venue for such arbitration shall be in Houston, Texas and such arbitration shall be conducted in the English language.

     The arbitration shall be conducted by three arbitrators. A party giving notice of any dispute relating to this Agreement (the "Claimant") shall appoint an arbitrator in such notice. A party receiving any such notice (the "Respondent") shall appoint an arbitrator within 30 days of receiving such notice and shall notify the Claimant of such arbitrator's identity in writing. If the Respondent fails to appoint an arbitrator within such 30-day period, the arbitrator for the Respondent shall be appointed by the Chairman of the AAA. The two arbitrators appointed by or for the parties shall appoint a third arbitrator within 30 days after the Respondent's arbitrator is appointed. If the two arbitrators appointed by or for the parties fail so to appoint a third arbitrator, then the appointment of the third arbitrator shall be made by the Chairman of the AAA. The third arbitrator shall act as Chairman of the panel.

     The arbitrators shall apply the laws of the State of Texas (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with applicable usages and terms of trade. The arbitrators shall permit such discovery as they determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. Any such discovery shall be limited to information directly related to the controversy or claim in arbitration and shall be concluded within 30 days after appointment of the arbitration panel. The arbitrators' award shall be in writing, shall set forth the findings and conclusions upon which the arbitrators based the award, and shall be final and binding on the parties. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute, controversy or claim hereunder. Each party will bear its own costs and expenses in connection with any arbitration including the compensation to be paid to the arbitrator selected by it. In addition, each party will pay 50% of the compensation to be paid to the neutral arbitrator in any such arbitration. The cost of transcript will be paid by the party requesting the same. Judgment upon the award may be entered in any federal or state court sitting or located in the Houston, Texas, or in any other court having jurisdiction thereof or having jurisdiction over the parties or their assets.

7.10.SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

7.11.TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

7.12.ATTORNEY'S FEES. In the event any party hereto seeks legal enforcement of the terms of this Agreement, the prevailing party shall be paid by the nonprevailing party, all reasonable attorneys' and legal assistants' fees and costs incurred by the prevailing party, whether for arbitration, negotiation, trial or appeal.

7.13.CONSENT TO JURISDICTION. Sellers hereby irrevocably submit to the personal jurisdiction of any federal or state court located in Houston, Texas in any action or proceeding arising out of or relating to this Agreement, and Sellers hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in any such court.

7.14.SERVICE OF PROCESS. Sellers hereby irrevocably consent to the service of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Agreement brought in any federal or state court located in Houston, Texas by the mailing by certified or registered mail of copies of such process to such party at its or his address as set forth on the signature page hereof.

7.15.VENUE. Sellers hereby irrevocably waive any objection which it or he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in any federal or state court located in Houston, Texas and any objection on the ground that any such action or proceeding in any of such Courts has been brought in an inconvenient forum. Nothing in this Section 7.15 shall affect the right of the Buyer to bring any action or proceeding against Sellers or the Company in the courts of other jurisdictions where such parties may be found or served with process.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.



                             BAKER/MO SERVICES, INC.



                             By: /s/ DONALD P. FUSILLI, JR.
                                 --------------------------
                                 Donald P. Fusilli, Jr.
                                 President



                             STEEN PRODUCTION SERVICE, INC.



                             By: /s/ J. ORVILLE STEEN
                                 --------------------
                                 Name:  J. Orville Steen
                                 Title: President



                                 /s/ J. ORVILLE STEEN
                                 --------------------
                                 J. ORVILLE STEEN



                                 /s/  STEPHEN P. ROAN
                                 --------------------
                                 STEPHEN P. ROAN





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